Exhibit 23.5

     We consent to the incorporation by reference in this Registration Statement of BAB Holdings, Inc. on Form SB-2 of the reference to our firm under the caption "Experts" and to use of our report dated May 19, 1997 on the combined financial statements of My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc., in Amendment No. 2 to the Registration Statement (Form SB-2 333-29465)and the related Prospectus of BAB Holdings, Inc.
as declared effective on August 6, 1997.


                                        BDO SEIDMAN, L.L.P.

Philadelphia, Pennsylvania
August 26, 1997